Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated September 11, 2018, relating to the balance sheet of ARYA Sciences Acquisition Corp. as of July 5, 2018, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 29, 2018 (date of inception) to July 5, 2018, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
September 25, 2018